                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Real Estate Fund:

We consent to the use in this  Registration  Statement of Oppenheimer  Real
Estate Fund,  of our report dated June 15,  2006,  included in the  Statement of
Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings  "Financial  Highlights"  appearing in
the  Prospectus,   which  is  also  part  of  such  Registration  Statement  and
"Independent  Registered  Public  Accounting Firm" appearing in the Statement of
Additional Information.

                                            /s/ KPMG LLP
                                            -------------------------
                                            KPMG LLP

Denver, Colorado
August 24, 2006